CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of MutualFirst Financial Inc. on Form S-4, filed with the Securities and Exchange Commission, of our report dated December 7, 2007 on the consolidated financial statements of MFB Corp. as of September 30, 2007 and 2006 and for each of the three years in the period ended September 30, 2007 included in the Registration Statement.

We also consent to the reference to our firm under the headings “Experts” in the Registration Statement.

/s/ Crowe Chizek and Company LLC Crowe Chizek and Company LLC

Grand Rapids, Michigan
April 2, 2008